Exhibit 99.1
For Release September 5, 2013
1:05 p.m. Pacific
PRESS RELEASE
Investor Contact:
Jane Underwood
Infoblox
408.986.5493
junderwood@infoblox.com

Media Contact:
Mike Langberg
Infoblox
408.986.5697
mlangberg@infoblox.com

Infoblox Reports Fourth Quarter of Fiscal 2013 Results
Company Achieves 40% Year-over-Year Revenue Growth
SANTA CLARA, Calif., September 5, 2013 — Infoblox (NYSE:BLOX), the automated network control company, today reported its financial results for its fourth fiscal quarter and fiscal year ended July 31, 2013. Total net revenue for the fourth quarter of fiscal 2013 was a record $63.1 million, an increase of 40% on a year-over-year basis. Total net revenue for fiscal 2013 was a record $225.0 million, an increase of 33% compared with the total net revenue of $169.2 million in fiscal 2012.
On a GAAP basis, the Company reported a net income of $1.5 million, or $0.03 diluted earnings per share, for the fourth quarter of fiscal 2013, compared with a net loss of $4.3 million, or $0.10 loss per fully diluted share, for the fourth quarter of fiscal 2012. For fiscal 2013, the Company reported a GAAP basis net loss of $4.4 million, or $0.09 loss per fully diluted share, compared with a net loss of $8.2 million, or $0.40 loss per fully diluted share, in fiscal 2012.
The Company reported non-GAAP net income of $7.9 million, or $0.14 diluted earnings per share on a non-GAAP weighted-average share basis, for the fourth quarter of fiscal 2013, compared with non-GAAP net income of $0.7 million, or $0.01 diluted earnings per share on a non-GAAP weighted-average share basis, for the fourth quarter of fiscal 2012.
For fiscal 2013, the Company reported non-GAAP net income of $20.0 million, or $0.37 diluted earnings per share on a non-GAAP diluted weighted-average share basis, compared with non-GAAP net income of $5.3 million, or $0.12 diluted earnings per share on a non-GAAP diluted weighted-average share basis, in fiscal 2012. The GAAP to non-GAAP reconciling items for the fourth quarters and fiscal years 2013 and 2012 can be found in the "Reconciliation of GAAP to Non-GAAP Financial Measures" attached to this press release.
“By all measures, Infoblox had another outstanding quarter and another very strong fiscal year,” said Robert Thomas, president and chief executive officer. “Revenue in the fourth quarter increased 40% year-over-year and was driven by strong product sales, which were up 52% year-over-year. From a bottom-line perspective, we reported solid non-GAAP operating profitability while still investing significantly in our business. Going forward, we enter fiscal 2014 with significant momentum and expect it to be another year of strong execution.”

“In the quarter, we saw solid growth across all three geographies," said Remo Canessa, chief financial officer. "Our investments in sales and marketing have expanded our geographic reach and opportunities in the market, and we are pleased with the return on these investments.”

Financial Outlook
Infoblox is providing an outlook of anticipated results for the first quarter ending October 31, 2013 and for the year ending July 31, 2014. This outlook is based on a number of assumptions that it believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Infoblox’s filings with the Securities and Exchange Commission.
For the first fiscal quarter ending October 31, 2013, the Company currently expects:
•Total net revenue in the range of $62.5 million to $63.5 million;
•Non-GAAP gross margin to be approximately 78%;
•Non-GAAP operating margin in the range of 8% to 9%; and
•Non-GAAP diluted net income per share ("non-GAAP EPS") to be in the range of $0.08 to $0.09, assuming approximately 56.8 million shares on a non-GAAP diluted weighted-average share basis.
For the fiscal year ending July 31, 2014, the Company currently expects:
•Total net revenue in the range of $270 million to $276 million;
•Non-GAAP gross margin to be approximately 78%;
•Non-GAAP operating margin in the range of 10% to 12%; and
•Non-GAAP EPS to be in the range of $0.44 to $0.55, assuming approximately 57.3 million shares on a non-GAAP diluted weighted-average share basis.
All forward-looking non-GAAP measures exclude estimates for stock-based compensation expenses and amortization of intangible assets. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.
About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP EPS and non-GAAP diluted weighted-average shares outstanding. We also provide first fiscal quarter 2014 and fiscal year 2014 guidance for non-GAAP gross margin, non-GAAP operating margin, non-GAAP EPS and non-GAAP diluted weighted-average shares outstanding. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:
Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP operating results. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating results. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Our non-GAAP Financial Measures are described as follows:
Non-GAAP gross profit and gross margin. Non-GAAP gross profit is gross profit as reported on our consolidated statements of operations, excluding the impact of stock-based compensation and intangible asset amortization expense. Non-GAAP gross margin is non-GAAP gross profit divided by net revenue.
Non-GAAP operating income and operating margin. Non-GAAP operating income is income (loss) from operations as reported on our consolidated statements of operations, excluding the impact of stock-based compensation and intangible asset amortization expense. Non-GAAP operating margin is non-GAAP operating income divided by net revenue.
Non-GAAP net income and non-GAAP EPS. Non-GAAP net income is net income (loss) as reported on our consolidated statements of operations, excluding the impact of stock-based compensation and intangible asset amortization expense. Non-GAAP EPS is non-GAAP net income divided by non-GAAP diluted weighted-average shares outstanding. Non-GAAP diluted weighted-average shares outstanding was computed to give effect to the conversion of all outstanding convertible preferred stock including the exercise of related preferred stock warrants and the exercise of certain common stock warrants which occurred upon the closing of our IPO on April 25, 2012, as if conversion or exercise had occurred at the beginning of the period of issuance.
For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call & Webcast
Management will host a conference call today, September 5, 2013, at 1:30 p.m. PDT/4:30 p.m. EDT to discuss its fiscal fourth quarter and fiscal year 2013 financial results. To access the call, investors may dial 800-230-1059 (domestic) or 612-234-9959 (international) at least 10 minutes prior to the scheduled start of the call. A live webcast of the call will also be available on the corporate website at: http://ir.infoblox.com. An archive of the webcast will be available on our website and a taped replay will be available for one week at 800-475-6701 (domestic) or 320-365-3844 (international), passcode 299489.
About Infoblox
Infoblox (NYSE:BLOX) delivers Automated Network Control solutions, the fundamental technology that connects end users, devices and networks. These solutions enable more than 6,700 enterprises and service providers to transform, secure and scale complex networks. Infoblox helps take the burden of complex network control out of human hands, reduce costs, and increase security, accuracy and uptime. Infoblox is headquartered in Santa Clara, California and has operations in 25 countries.
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Cautionary Statement
The statements in this release regarding our momentum, expected execution, market opportunities as well as the statements regarding our expectations for fiscal 2014, and all statements under “Financial Outlook” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected delays in the delivery of our solutions, particularly at the end of the quarter, changes in demand for automated network control solutions, the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; our ability to manage operating expenses effectively; and the general economic, industry or political conditions in the United States or internationally.
For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, including the final prospectus related to our initial public offering, which are available on our investor relations Web site (http://ir.infoblox.com/) and on the SEC’s Web site (www.sec.gov).
All information provided in this release and in the attachments is as of September 5, 2013, and stockholders of Infoblox are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Infoblox does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this September 5, 2013 press release, or to reflect the occurrence of unanticipated events.

INFOBLOX INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP BASIS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended July 31,
	July 31, 2013	April 30, 2013	July 31, 2012	2013	2012
Net revenue:
Products and licenses	$36,702	$33,596	$24,216	$128,203	$95,012
Services	26,363	24,439	20,864	96,841	74,234
Total net revenue	63,065	58,035	45,080	225,044	169,246
Cost of revenue:
Products and licenses	8,502	7,786	6,050	29,228	21,778
Services	5,324	4,910	4,254	19,025	15,342
Total cost of revenue	13,826	12,696	10,304	48,253	37,120
Gross profit	49,239	45,339	34,776	176,791	132,126
Operating expenses:
Research and development	11,273	10,976	9,752	43,056	36,624
Sales and marketing	29,508	28,138	24,505	112,385	86,474
General and administrative	7,142	6,195	4,398	24,488	15,548
Total operating expenses	47,923	45,309	38,655	179,929	138,646
Income (loss) from operations	1,316	30	(3,879)	(3,138)	(6,520)
Other expense, net	(247)	(45)	(158)	(618)	(946)
Income (loss) before provision for (benefit from) income taxes	1,069	(15)	(4,037)	(3,756)	(7,466)
Provision for (benefit from) income taxes	(418)	242	309	650	744
Net income (loss)	$1,487	$(257)	$(4,346)	$(4,406)	$(8,210)

Net income (loss) per share - basic and diluted	$0.03	$(0.01)	$(0.10)	$(0.09)	$(0.40)

Weighted-average shares used in computing basic net income (loss) per share	50,861	49,261	45,645	48,494	20,563

Weighted-average shares used in computing diluted net income (loss) per share	55,826	49,261	45,645	48,494	20,563

INFOBLOX INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended July 31,
	July 31, 2013	April 30, 2013	July 31, 2012	2013	2012
Gross Profit Reconciliation:
GAAP gross profit	$49,239	$45,339	$34,776	$176,791	$132,126
Stock-based compensation expense	415	387	359	1,606	700
Amortization of intangible assets	253	254	322	1,015	1,302
Non-GAAP gross profit	$49,907	$45,980	$35,457	$179,412	$134,128
Gross Margin Reconciliation:
GAAP gross margin	78.1%	78.1%	77.1%	78.6%	78.1%
Stock-based compensation expense	0.6%	0.7%	0.8%	0.7%	0.4%
Amortization of intangible assets	0.4%	0.4%	0.7%	0.4%	0.8%
Non-GAAP gross margin	79.1%	79.2%	78.6%	79.7%	79.3%
Operating Income (Loss) Reconciliation:
GAAP operating income (loss)	$1,316	$30	$(3,879)	$(3,138)	$(6,520)
Stock-based compensation expense	5,874	5,650	4,372	22,064	10,652
Amortization of intangible assets	580	581	649	2,323	2,862
Non-GAAP operating income	$7,770	$6,261	$1,142	$21,249	$6,994
Operating Margin Reconciliation:
GAAP operating margin	2.1%	0.1%	(8.6%)	(1.4%)	(3.9%)
Stock-based compensation expense	9.3%	9.7%	9.7%	9.8%	6.3%
Amortization of intangible assets	0.9%	1.0%	1.4%	1.0%	1.7%
Non-GAAP operating margin	12.3%	10.8%	2.5%	9.4%	4.1%
Net Income (Loss) Reconciliation:
GAAP net income (loss)	$1,487	$(257)	$(4,346)	$(4,406)	$(8,210)
Stock-based compensation expense	5,874	5,650	4,372	22,064	10,652
Amortization of intangible assets	580	581	649	2,323	2,862
Non-GAAP net income	$7,941	$5,974	$675	$19,981	$5,304

Non-GAAP EPS	$0.14	$0.11	$0.01	$0.37	$0.12
Shares used in Computing non-GAAP EPS Reconciliation:
Diluted shares:
Weighted-average shares used in calculating GAAP diluted net income (loss) per share	55,826	49,261	45,645	48,494	20,563
Additional dilutive securities for non-GAAP income	—	4,769	6,963	5,477	5,176
Conversion of convertible preferred stock and other	—	—	—	—	19,837
Weighted-average shares used in calculating non-GAAP diluted net income per share	55,826	54,030	52,608	53,971	45,576

INFOBLOX INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	July 31, 2013	July 31, 2012
	(Unaudited)	(a)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$69,828	$156,613
Short-term investments	139,508	—
Accounts receivable, net	38,728	26,819
Inventory	4,478	2,560
Deferred tax assets	1,354	1,577
Prepaid expenses and other current assets	6,023	4,159
Total current assets	259,919	191,728
Property and equipment, net	18,370	6,498
Restricted cash	3,508	3,803
Intangible assets, net	5,494	7,817
Goodwill	32,726	32,726
Other assets	443	411
TOTAL ASSETS	$320,460	$242,983
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$12,387	$11,607
Accrued compensation	12,472	10,295
Deferred revenue, net	68,479	56,184
Total current liabilities	93,338	78,086
Deferred revenue, net	29,693	20,483
Deferred tax liability	1,055	1,494
Other liabilities	6,821	845
TOTAL LIABILITIES	130,907	100,908
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $0.0001 par value per share—5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value per share—100,000 shares authorized; 51,670 and 45,738 shares issued and outstanding as of July 31, 2013 and 2012	5	5
Additional paid-in capital	302,101	250,206
Accumulated other comprehensive loss	(11)	—
Accumulated deficit	(112,542)	(108,136)
TOTAL STOCKHOLDERS’ EQUITY	189,553	142,075
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$320,460	$242,983

(a) Derived from the July 31, 2012 audited consolidated financial statements.

INFOBLOX INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended July 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,406)	$(8,210)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	22,064	10,652
Depreciation and amortization	6,670	5,700
Excess tax benefits from employee stock plans	(409)	(47)
Amortization of investment premium	387	—
Change in fair value of convertible preferred stock warrant liability	—	391
Other	(43)	(14)
Changes in operating assets and liabilities:
Accounts receivable, net	(11,909)	(6,136)
Inventory	(1,918)	(1,054)
Prepaid expenses, other current assets and other assets	(2,170)	550
Accounts payable and accrued liabilities	1,762	1,854
Accrued compensation	2,177	3,310
Deferred revenue, net	21,505	14,668
Other liabilities	5,904	(280)
Net cash provided by operating activities	39,614	21,384
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(174,478)	—
Proceeds from maturities of short-term investments	34,572	—
Purchases of property and equipment	(16,515)	(3,962)
Decrease in restricted cash	625	(3,400)
Net cash used in investing activities	(155,796)	(7,362)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under the employee stock plans	29,223	1,912
Payment of remaining unpaid initial public offering costs	(235)	—
Excess tax benefits from employee stock plans	409	47
Proceeds from initial public offering, net of offering costs	—	98,425
Net cash provided by financing activities	29,397	100,384
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(86,785)	114,406
CASH AND CASH EQUIVALENTS—Beginning of period	156,613	42,207
CASH AND CASH EQUIVALENTS—End of period	$69,828	$156,613
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net	$1,120	$120
Change in liability due to vesting of early exercised stock options, net	$224	$221
Purchases of property and equipment not yet paid	$164	$287
Conversion of convertible preferred stock to common stock	$—	$107,506
Initial public offering costs not yet paid	$—	$235